EXHIBIT 10.5.12

EXECUTION VERSION
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is executed as of January 14, 2014 (the “Signature Date”), and dated to be effective as of January 5, 2014 (the "Effective Date"), by and among TWINLAB CORPORATION, a Delaware corporation ("Borrower"), IDEA SPHERE INC., a Michigan corporation ("Parent"), and FIFTH THIRD BANK, an Ohio banking corporation and successor by merger to Fifth Third Bank, a Michigan banking corporation ("Lender"), is as follows:

Preliminary Statements

A.           Borrower, Parent and Lender are parties to a Credit Agreement dated as of January 7, 2008, as amended by the First Amendment to Credit Agreement and Amendment to Loan Documents dated as of December 2, 2008, the Second Amendment to Credit Agreement dated to be effective as of January 2, 2009, the Third Amendment to Credit Agreement dated to be effective as of May 8, 2009, the Forbearance and Reaffirmation Agreement and Amendment to Loan Documents dated to be effective as of September 8, 2009, the First Amendment to Forbearance and Reaffirmation Agreement and Amendment to Loan Documents dated to be effective as of November 8, 2009, the Fourth Amendment to Credit Agreement dated to be effective as of March 8, 2010, the Fifth Amendment to Credit Agreement dated to be effective as of December 31, 2010, the Sixth Amendment to Credit Agreement dated to be effective as of June 8, 2011, the Seventh Amendment to Credit Agreement dated to be effective as of September 8, 2011, the Eighth Amendment to Credit Agreement dated to be effective as of December 23, 2011, the Ninth Amendment to Credit Agreement dated to be effective as of September 30, 2012, and the Tenth Amendment to Credit Agreement dated to be effective as of November 1, 2013 (such Credit Agreement, as heretofore amended, being the "Credit Agreement").  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.           The Loan Parties have requested that Lender: (i) extend the stated Termination Date to July 7, 2014 and (ii) make certain other amendments to the Credit Agreement and certain other Loan Documents, all as more specifically set forth herein.  Lender is willing to consent to such requests and amend the Credit Agreement and the other Loan Documents, as applicable, to reflect such modifications, all on the terms, and subject to the conditions, of this Amendment.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lender, Parent and Borrower hereby agree as follows:

1. Amendment.

1.1           Section 1.1 of the Credit Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical orders, to provide in their respective entireties as follows:
“Capital Contribution Credit” has the meaning given in the Capital Contribution Agreement.

“Contributor” has the meaning given in the Capital Contribution Agreement.

“Credit Term” has the meaning given in the Capital Contribution Agreement.

 “Eleventh Amendment” means the Eleventh Amendment to Credit Agreement, dated to be effective as of the Eleventh Amendment Effective Date, among Borrower, Parent and Lender.

“Eleventh Amendment Effective Date” means January 5, 2014.

1.2           The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entireties by substituting the following in their respective places:

“Capital Contribution Agreement” means the Amended and Restated Capital Contribution Agreement among Mark A. Fox, William W. Nicholson, David L. Van Andel, John Paul DeJoria, Parent, Borrower, and Lender dated as of March 30, 2010, as amended by the Reaffirmation and Amendment of Capital Contribution Agreement dated as of June 30, 2011, the Reaffirmation and Amendment of Capital Contribution Agreement dated as of October 6, 2011, the Reaffirmation and Amendment of Capital Contribution Agreement dated as of December 23, 2011, and the Reaffirmation and Amendment of Capital Contribution Agreement dated to be effective as of the Eleventh Amendment Effective Date, as the same may be further amended, restated, or otherwise modified from time to time.

“Fifth Third Shareholder Loans” means the Indebtedness owing to Lender (or its successors or assigns) evidenced by (a) that certain Amended, Restated, and Consolidated Draw Loan Note and Agreement, dated to be effective as of the Eleventh Amendment Effective Date, made by David L. Van Andel and William W. Nicholson to the order of Fifth Third Bank in the original principal amount of $33,302,872.92 (as may be further amended, restated, modified, supplemented or replaced from time to time, the “Fifth Third Shareholder Note”), and (b) the other Fifth Third Shareholder Loan Documents (as defined in the Fifth Third Shareholder Note) (all of the foregoing, as the same may be further amended, restated, modified, supplemented or replaced from time to time, collectively, the “Fifth Third Shareholder Loan Documents”).

“Prepaid Capital Contribution Payments” means, for all purposes of this Agreement and the other Loan Documents, aggregate amounts (a) representing Capital Contributions (as defined in the Capital Contribution Agreement) satisfied by the Capital Contribution Credit, in an aggregate amount up to $15,000,000, with respect to all Capital Contributions resulting from any Capital Contribution Triggering Event occurring with respect to any Test Period ended during the Credit Term, and (b) with respect to which Contributors’ obligation to make such Capital Contributions is deemed satisfied pursuant to, and in accordance with, the terms of the Capital Contribution Agreement.

“Test Period” means each 12 Month Period ending at the end of each Fiscal Quarter or Fiscal Year.  The first Test Period for purposes of this Agreement, as amended by the Eleventh Amendment, shall be the Fiscal Year ended December 31, 2013; provided that, with respect to determining the Fixed Charge Coverage Ratio under Section 5.10 as of (a) March 31, 2014, “Test Period” means the period beginning on January 1, 2014 and ending on March 31, 2014, (b) June 30, 2014, “Test Period” means the period beginning on January 1, 2014 and ending on June 30, 2014, and (c) September 30, 2014, “Test Period” means the period beginning on January 1, 2014 and ending on September 30, 2014.

“Voluntary Capital Contribution Payments” means, for any period, aggregate amounts which are (a) voluntarily contributed by one or more Contributors on or after the Eleventh Amendment Effective Date in excess of any Capital Contributions (as defined in the Capital Contribution Agreement) required under the Capital Contribution Agreement as of such date of contribution, (b) received by Lender in cash pursuant to, and in accordance with, the terms of the Capital Contribution Agreement, and (c) applied by Lender against the unpaid balance of the Revolving Loans.

1.3           Clause (a) of the definition of “Change of Control” in Section 1.1 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(a)           a change in the ownership of Parent, such that David L. Van Andel and William W. Nicholson, collectively, fail to: (i) own legally and beneficially, free and clear of any Liens, more than 50%, on a fully diluted basis, of the outstanding Ownership Interests of Parent or (ii) have the power to direct or cause the direction of the management and policies of Parent;

1.4           The definition of “Capital Contributions Credit” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

1.5           Each reference to “January 5, 2014” in the definition of “Termination Date” in Section 1.1 of the Credit Agreement is hereby amended by substituting a reference to “July 7, 2014” for such reference to “January 5, 2014” where “January 5, 2014” appears therein.

1.6           Section 2.1(c) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(c)            Contemporaneously with Borrower’s execution of the Eleventh Amendment, Borrower shall execute and deliver to Lender an Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 attached to the Eleventh Amendment (as amended and restated, the “Revolving Note”), dated to be effective as of the Eleventh Amendment Effective Date, in the principal amount of the Revolving Commitment, and bearing interest at such rates, and payable upon such terms, as specified in the Revolving Note.  Subject to compliance with the applicable provisions of Section 6.4(b) and the Revolving Note, Borrower may prepay the Revolving Loans in whole or part at any time without premium or penalty.

1.7           Section 6.6 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

6.6           Capital Contribution Payments.  In the event that there is an Event of Default of the Curable Financial Covenant (and there is no other Event of Default then in existence), Borrower may cure such Event of Default if (a) one or more of the following occurs (collectively, “Capital Contribution Events”): (i) Capital Contribution Payments are made in strict compliance with the terms of the Capital Contribution Agreement, (ii) solely with respect to the Test Period ended December 31, 2013, Prepaid Capital Contribution Payments are deemed to have been made in strict compliance with the terms of the Capital Contribution Agreement, or (iii) Voluntary Capital Contribution Payments are made pursuant to, and in accordance with, the terms of the Capital Contribution Agreement; and (b) the proceeds of such Capital Contribution Events are (1) received by Lender in cash (other than as it respects any Prepaid Capital Contribution Payments solely as it respects the Test Period ended December 31, 2013) and (2) are in an amount sufficient, if treated as being EBITDA for the applicable Test Period, to cause compliance with the Fixed Charge Coverage Ratio.  For purposes of calculating the Fixed Charge Coverage Ratio with respect to all applicable Test Periods, EBITDA, solely for purposes of the Fixed Charge Coverage Ratio under Section 5.10, shall be deemed to include the amount received (or deemed to have been received) as a consequence of the applicable Capital Contribution Event by Lender in accordance with this Section 6.6 as if such Capital Contribution Events occurred in the Test Period for which there was an Event of Default under Section 5.10 that resulted in the Capital Contribution Triggering Event applicable to such Capital Contribution Events.  Borrower agrees to include in (A) the Compliance Certificate delivered to Lender for the Fiscal Year ended December 31, 2013 the then amount, if any, of the Prepaid Capital Contribution Payments, the Capital Contribution Credit and any Voluntary Capital Contribution Payments and (B) each Compliance Certificate delivered to Lender for any Fiscal Quarter or Fiscal Year ending on and after March 31, 2014 the then amount, if any, of any Voluntary Capital Contribution Payments.

1.8           Lender’s notice addresses set forth in Section 9.8 of the Credit Agreement are hereby amended in their entirety by substituting the following in their places:

To Lender:                                Fifth Third Bank
1000 Town Center #1400
Southfield, Michigan 48075
Attention:  Andrew P. Arton
Fax Number:  (248) 365-7567

and

Fifth Third Bank
111 Lyons Street N.W.
MD  RMOB2C
Grand Rapids, Michigan  49503
Attention:  Andrew P. Hanson

2. Conditions Precedent.  On or prior to the time and date that Lender executes this Amendment, and as a condition to the effectiveness of this Amendment, each of the following conditions precedent shall have been satisfied in the sole judgment of Lender:

2.1. Other Documents.  With the signing of this Amendment, and as a condition of this Amendment, Borrower will deliver to Lender, in each case in form and substance acceptable to Lender in its sole discretion and, as applicable, duly executed by all parties thereto (other than Lender, as applicable): (a) this Amendment, duly signed by Borrower and Parent; (b) an Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 attached to this Amendment (the “Amended and Restated Revolving Note”); (c) evidence that this Amendment, the Amended and Restated Revolving Note, and the transactions contemplated hereby and thereby were duly authorized by the Board of Directors of each of Borrower and Parent, as applicable; (d) evidence that the Reaffirmation of Guaranty and Security (as referenced in Section 2.2) and the transactions contemplated thereby were duly authorized by the Board of Directors or Members, as applicable, of each Non-Borrower Loan Party; (e) a fee letter; and (f) all other documents, instruments and agreements deemed necessary or desirable by Lender to effect the amendments to Borrower's credit facilities with Lender contemplated by this Amendment.

2.2. Reaffirmation of Guaranty and Security; Reaffirmation of Individual Guaranties; Reaffirmation and Amendment of Capital Contribution Agreement.  As a condition of this Amendment, Borrower and Parent shall cause (a) each of the Loan Parties (other than Borrower) to execute the Reaffirmation of Guaranty and Security below, (b) each of the Individual Guarantors (other than Mark A. Fox, as a result of his death) to execute the Reaffirmation of Individual Guaranties below, and (c) each of the Contributors to execute the Reaffirmation and Amendment of Capital Contribution Agreement below.

2.3. Reaffirmation of Subordination.  As a condition of this Amendment, Borrower and Parent shall cause each of the Owner/Affiliate Subordinated Creditors (other than Mark A. Fox, as a result of his death) to execute the Reaffirmation of Subordination below.

2.4. Reaffirmation of Acknowledgment to Intercreditor Agreement.  As a condition of this Amendment, Borrower and Parent shall cause each of the applicable parties party thereto to execute the Reaffirmation of Acknowledgment to Intercreditor Agreement below.
2.5. Amended and Restated Fifth Third Shareholder Loan Note.  As a condition of this Amendment, Borrower shall cause to be executed and delivered to Lender, in form and substance satisfactory to Lender, an Amended, Restated, and Consolidated Draw Loan Note and Agreement with respect to the existing Fifth Third Shareholder Loans (the “Amended and Restated Fifth Third Shareholder Loan Note”), duly executed by David L. Van Andel and William W. Nicholson.

3. Reaffirmation of Security.  Borrower, Parent and Lender hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any Security Document evidencing, governing or creating a Lien on the Loan Collateral.  Each of Borrower and Parent ratifies and reaffirms any and all grants of Liens to Lender on the Loan Collateral as security for the Obligations, and each of Borrower and Parent acknowledges and confirms that the grants of the Liens to Lender on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent of any Permitted Liens.

4. Representations.  To induce Lender to accept this Amendment, each of Borrower  and Parent hereby represents and warrants to Lender as follows:

4.1. Each of Borrower and Parent has full power and authority to enter into, and to perform its obligations under, this Amendment, the Amended and Restated Revolving Note, and the other Loan Documents being executed and/or delivered in connection herewith (collectively, the “Amendment Documents”), as applicable, and the execution and delivery of, and the performance of its obligations under and arising out of, the applicable Amendment Documents have been duly authorized by all necessary corporate action.

4.2. The Amendment Document, as applicable, constitutes the legal, valid and binding obligations of Borrower and Parent, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

4.3. The Loan Parties’ representations and warranties contained in the Credit Agreement are complete and correct as of the date of this Amendment with the same effect as though such representations and warranties had been made again on and as of the date of this Amendment, except to the extent any such representation or warranty is stated to relate solely to an earlier date (and except that such representations and warranties shall not be further qualified by materiality where, by their respective terms, they are already qualified by reference to materiality, including a Material Adverse Effect), subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

4.4. No Event of Default has occurred and is continuing under the Credit Agreement.

5. Post-Closing Covenant.  On or before January 31, 2014, Borrower shall provide to Lender evidence, in form and substance satisfactory to Lender, that the contractual maturity of each of (a) the Indebtedness evidenced by the Alticor Note and (b) the Owner/Affiliate Subordinated Debt owing to JVA Enterprises Capital, LLC has been extended to a date no earlier than July 7, 2014.

6. Costs and Expenses.  As a condition of this Amendment, (a) Borrower will pay to Lender an amendment fee of $60,000, payable in full on the Signature Date; such fee, when paid, will be fully earned and non-refundable under all circumstances, and (b) Borrower will pay and reimburse Lender, promptly upon Lender's request, for the costs and expenses incurred by Lender in connection with this Amendment and the transactions contemplated hereby and in connection herewith, including, without limitation, reasonable attorneys' fees.

7. Entire Agreement.  This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

8. Release.  Each of Borrower and Parent, on such Loan Party's behalf and, as applicable, on behalf of such Loan Party's officers, directors, members, managers, shareholders, administrators, heirs, legal representatives, beneficiaries, affiliates, subsidiaries, successors and assigns, hereby represents and warrants that such Loan Party has no claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever, whether in law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against Lender, its direct or indirect parent corporation or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, "Lender Parties") that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  Each of Borrower and Parent, on such Loan Party's behalf and, as applicable, on behalf of such Loan Party's officers, directors, members, managers, shareholders, administrators, heirs, legal representatives, beneficiaries, affiliates, subsidiaries, successors and assigns, voluntarily releases and forever discharges and indemnifies and holds harmless all Lender Parties from any and all Claims and other third-party claims that may be asserted against the Lender Parties, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Loan Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between any Lender Party and any Loan Party or other Person, or (d) any other actions or inactions by any Lender Party, all on or prior to the Signature Date.

9. Default.  Any default by Borrower or Parent in the performance of any of such Loan Party's obligations under this Amendment shall constitute an immediate Event of Default under the Credit Agreement.

10. Continuing Effect of Credit Agreement; Reaffirmation of Loan Documents.  Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect. The existing Loan Documents, except as amended by this Amendment or amended, or amended and restated, in connection herewith, as applicable, shall remain in full force and effect, and each of them, as applicable, is hereby ratified and confirmed by Borrower, Parent, and Lender.

11. One Agreement; References; Fax Signature.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.  All references in any of the Loan Documents to the (a) Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment, (b) Revolving Note will be deemed to be references to the Amended and Restated Revolving Note, (c) Fifth Third Shareholder Loan Note shall be deemed to be references to the Amended and Restated Fifth Third Shareholder Loan Note, and (d) Capital Contribution Agreement will be deemed to be references to the Capital Contribution Agreement as amended by the Reaffirmation and Amendment of Capital Contribution Agreement provided herewith.  This Amendment and the other Amendment Documents may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof or thereof, and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

12. Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

13. Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14. Governing Law; Severability.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles). If any term of this Amendment is found invalid under Ohio law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Amendment and will not invalidate the remaining terms of this Amendment.

15. Joint Obligations.  The obligations of Borrower and Parent under this Amendment and, as applicable, the other Loan Documents are joint, several and primary.  No Loan Party will be or be deemed to be an accommodation party with respect to any of the Loan Documents.

16. WAIVER OF JURY TRIAL. BORROWER, PARENT, AND LENDER EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Acknowledgments Regarding Mark A. Fox, etc. Borrower, Parent and Lender hereby acknowledge and agree that: (a) John Paul DeJoria is no longer (i) an “Individual Guarantor”, (ii) an “Owner/Affiliate Subordinated Creditor”, (iii) a “Contributor”, or (iv) a “LaSalle Shareholder Obligor” (as that term is defined in the Lasalle Intercreditor Agreement); (b) (i) neither, as a result of his death, Mark A. Fox nor, as a result of no longer being an Individual Guarantor, John Paul DeJoria is executing the Reaffirmation of Individual Guaranties required to be executed by the Individual Guarantors pursuant to this Amendment; (ii) neither, as a result of his death, Mark A. Fox nor John Paul DeJoria is executing the Reaffirmation and Amendment of Capital Contribution Agreement required to be executed by the Contributors pursuant to this Amendment; (iii) neither, as a result of his death, Mark A. Fox nor John Paul DeJoria is executing the Reaffirmation of Subordination required to be executed by the Owner Affiliate/Subordinated Creditors pursuant to this Amendment; and (iv) none of Anthony Robbins, Peter Lusk, Mark A. Fox (as a result of his death), or John Paul DeJoria is executing the Reaffirmation of Acknowledgment to Intercreditor Agreement required to the executed by the parties thereto pursuant to this Amendment; (c) none of Borrower, Parent, or any other Person is released from his or its obligations under any Loan Document by reason of any of the foregoing; and (d) nothing herein is intended, or shall be construed, to release any of Anthony Robbins, the estate of Mark A. Fox or Peter Lusk from his or its respective obligations under any of such Loan Documents, as applicable.

18. Acknowledgement of Reaffirmation and Amendment of Capital Contribution Agreement.  Borrower and Parent each hereby acknowledges and agrees that the Capital Contribution Agreement is amended pursuant to the Reaffirmation and Amendment of Capital Contribution Agreement provided herewith and the terms and conditions pursuant to which Contributors are required to make Capital Contribution Payments are set forth in the Capital Contribution Agreement, as amended by the Reaffirmation and Amendment of Capital Contribution Agreement below.

19. Acknowledgment Regarding Test Periods.  Borrower and Parent hereby acknowledge and agree that: (a) the definition of “Test Period” in the Credit Agreement (as amended by this Amendment) provides for one or more Test Periods occurring after the stated Termination Date and (b) notwithstanding the inclusion of any such Test Period, all of the Obligations shall be due and payable in full on the earlier of the stated Termination Date or upon acceleration of the Obligations in accordance with the Loan Documents and Lender has made no commitment to extend the Credit Agreement or any Obligations or other financial accommodations to Borrower except as may be expressly set forth in the Credit Agreement and the other Loan Documents.

[Signature Page Follows]

           IN WITNESS WHEREOF, Borrower, Parent and Lender have executed this Amendment by their duly authorized officers to be effective as of the Effective Date.

TWINLAB CORPORATION
IDEA SPHERE INC.

By:    /S/ Thomas A. Tolworthy
 Thomas A. Tolworthy, President and CEO

FIFTH THIRD BANK

By:    /S/ Andrew P. Hanson
 Andrew P. Hanson, Vice President

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT
 (Twinlab Corporation)